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As filed with the Securities and Exchange Commission on January 30, 2020

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Novartis AG (Exact name of Registrant as specified in its charter)	Novartis Capital Corporation (Exact name of Registrant as specified in its charter)
Novartis Inc. (Translation of Registrant's name into English)	Not Applicable (Translation of Registrant's name into English)
Switzerland (State or other jurisdiction of incorporation or organization)	Delaware (State or other jurisdiction of incorporation or organization)
Not Applicable (I.R.S. Employer Identification No.)	26-3086456 (I.R.S. Employer Identification No.)
Lichtstrasse 35 4056 Basel, Switzerland +41 61 324 1111 (Address and telephone number of Registrant's principal executive offices)	1 Health Plaza, East Hanover New Jersey 07936 +1 862 778 8300 (Address and telephone number of Registrant's principal executive offices)

Shannon Thyme Klinger
Christian Rehm, Ph.D.
Novartis AG
Lichtstrasse 35
CH-4056 Basel
Switzerland
+41 61 324 1111
(Name, address and telephone number of agent for service)

Copies of all communications to:
Bernd Bohr Mayer Brown International LLP 201 Bishopsgate London EC2M 3AF +44 20 3130 3640	Justin R. Salon Morrison & Foerster LLP 2000 Pennsylvania Avenue, NW Suite 6000 Washington, D.C. 20006-1888 +1 202 887 8785

Approximate date of commencement of proposed sale to the public:
From time to time after this Registration Statement becomes effective.

           If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☒

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

           If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

           Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

           Emerging growth company.    ☐

           If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.    ☐

†
The term "new or revised financial accounting standard" refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered/ Proposed Maximum Aggregate Offering Price per Unit/ Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Debt securities of Novartis Capital Corporation	(1)	(1)

Guarantees of Novartis AG of the debt securities of Novartis Capital Corporation(2)

(1)
The Registrants are registering an indeterminate amount of the securities of each identified class for offer from time to time at indeterminate offering prices. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the Registrants are deferring payment of the registration fee.

(2)
No separate consideration will be received for the guarantees in connection with the guaranteed debt securities. Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no separate fee is payable with respect to the guarantees.

PROSPECTUS

Novartis Capital Corporation

Debt Securities

Fully and Unconditionally Guaranteed by

Novartis AG

        We may offer debt securities from time to time in one or more series through this prospectus. The debt securities will be issued by Novartis Capital Corporation, one of Novartis AG's finance subsidiaries, and will be fully and unconditionally guaranteed by Novartis AG.

        We will provide the specific terms of the debt securities we offer in one or more supplements to this prospectus. You should read this prospectus and any related prospectus supplement carefully before you invest in our debt securities. Our debt securities may be denominated in U.S. dollars or in any other currencies, currency units or composite currencies as we may designate.

        We may offer these debt securities through underwriters, agents or dealers or directly to institutional purchasers. The accompanying prospectus supplement will set forth the names of any underwriters or agents and any applicable commissions or discounts. The prospectus supplement will also set forth the proceeds we will receive from any sale of debt securities and the intended use thereof.

        Investing in our debt securities involves certain risks. See "Risk Factors" on page 2 to read about certain factors you should consider before investing in our debt securities.

        Neither the Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 30, 2020.

        You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. Neither we nor any underwriters or agents have authorized anyone else to provide you with different or additional information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of these documents. We are not making an offer of these securities in any state or other jurisdiction where the offer or sale is not permitted.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC") using a "shelf" registration process. Under this shelf registration process, we may sell any combination of the debt securities described in this prospectus in one or more offerings.

        This prospectus provides you with a general description of the debt securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the offered debt securities. Those terms may vary from the terms described in this prospectus. As a result, the summary description of the debt securities in this prospectus is subject to, and qualified by reference to, the descriptions of the particular terms of any debt securities contained in any related prospectus supplement. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any related prospectus supplement together with the additional information described under the headings "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference." If there are any inconsistencies between the information contained in this prospectus and the information contained in any prospectus supplement, the information in the prospectus supplement will prevail.

        This prospectus does not include all of the information contained in the registration statement of which it is a part. We refer you to the registration statement and the related exhibits for a more complete understanding of our debt securities and the shelf registration process.

        Any debt securities issued by Novartis Capital Corporation will be fully and unconditionally guaranteed by Novartis AG, a stock corporation (Aktiengesellschaft) incorporated under the laws of Switzerland. The term "guarantor" refers to Novartis AG. Unless the context requires otherwise, the terms "we," "our", "us", "Novartis", "Group", and similar words or phrases in this prospectus refer to Novartis AG and its consolidated affiliates. However, each Group company is legally separate from all other Group companies and manages its business independently through its respective board of directors or similar supervisory body or other top local management body, if applicable.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual reports with and furnish other reports and information to the SEC. You may read and copy any document we file with or furnish to the SEC on the SEC's website at www.sec.gov. The address of the SEC's website is provided solely for the information of prospective investors and is not intended to be an active link. Reports and other information concerning our business may also be inspected at the offices of the New York Stock Exchange at 11 Wall Street, New York, New York 10005.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with or furnish to the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we later file with or furnish to the SEC and that is incorporated by reference will automatically update and supersede information in this prospectus and information previously incorporated by reference herein.

        Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents is not intended to create any implication that there has been no change in our affairs since the date of the relevant document or that the information contained in such document is current as of any time subsequent to its date. Any statement contained in such incorporated documents is deemed to be modified or superseded for the purpose of this prospectus to the extent that a subsequent statement contained in another document we incorporate by reference at a later date modifies or supersedes that statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        We hereby incorporate by reference into this prospectus the documents listed below. Unless otherwise noted, all of the documents listed below have the SEC file number 001-15024:

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  Annual Report on Form 20-F for the year ended December 31, 2019; and

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  Each of the following documents that we file with or furnish to the SEC after the date of this prospectus from now until we terminate the offering of securities under this prospectus and the registration statement:

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  Reports filed under Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, and

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  Reports filed or furnished on Form 6-K that indicate that they are incorporated by reference in this prospectus.

        You may obtain copies of these documents in the manner described above. You may also request copies of these documents at no cost by contacting us as follows:

Novartis International AG Investor Relations P.O. Box CH-4002 Basel Switzerland Tel: +41 61 324 79 44 Fax: +41 61 324 84 44 E-mail: investor.relations@novartis.com	Novartis Services, Inc. Investor Relations One Health Plaza East Hanover, NJ 07936 USA Tel: + 1 862 778 5052 E-mail: investor.relations@novartis.com

PRESENTATION OF FINANCIAL INFORMATION

        We present our consolidated financial statements in U.S. dollars and in accordance with International Financial Reporting Standards ("IFRS") as issued by the International Accounting Standards Board. When we refer to "$," we mean U.S. dollars. Except where noted, all financial information is presented in accordance with IFRS.

RISK FACTORS

        Investing in our debt securities involves certain risks. You should read "Risk Factors" on pages 11 - 22 of our annual report on Form 20-F for the year ended December 31, 2019, which is incorporated by reference in this prospectus, or similar sections in subsequent filings incorporated by reference in this prospectus, for a discussion of certain factors you should consider before investing in our debt securities. You should also read any risks described in any prospectus supplement related to a specific offering of our debt securities.

 FORWARD-LOOKING STATEMENTS

        This prospectus and the information incorporated by reference in this prospectus contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the United States Private Securities Litigation Reform Act of 1995, as amended. Other written materials filed with or furnished to the SEC by Novartis, as well as other written and oral statements made to the public, may also contain forward-looking statements. Forward-looking statements can be identified by words such as "potential," "expected," "will," "planned," "pipeline," "outlook," "may," "could," "would," "anticipate," "seek," or similar terms, or by express or implied discussions regarding potential new products, potential new indications for existing products, or regarding potential future revenues from any such products; or regarding the potential outcome, or financial or other impact on Novartis, of the acquisition of The Medicines Company, the proposed divestiture of certain portions of our Sandoz Division business in the US, and other transactions described; or regarding the potential impact of our share buybacks; or regarding potential future sales or earnings of the Group or any of its divisions or potential shareholder returns; or regarding potential future credit ratings of the Group; or by discussions of strategy, plans, expectations or intentions. Such forward-looking statements are based on the current beliefs and expectations of management regarding future events, and are subject to significant known and unknown risks and uncertainties. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those set forth or implied in the forward-looking statements. You should not place undue reliance on forward-looking statements.

        In particular, our expectations could be affected by, among other things:

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  Global trends toward healthcare cost containment, including ongoing government, payer and general public pricing and reimbursement pressures and requirements for increased pricing transparency;

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  Uncertainties regarding potential significant breaches of information security or disruptions of our information technology systems;

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  Uncertainties regarding the success of key products and commercial priorities;

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  Our ability to obtain or maintain proprietary intellectual property protection, including the ultimate extent of the impact on Novartis of the loss of patent protection and exclusivity on key products that commenced in prior years and is expected to continue this year;

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  Uncertainties in the research and development of new healthcare products, including clinical trial results and additional analysis of existing clinical data;

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  Regulatory actions or delays or government regulation generally, including potential regulatory actions or delays with respect to the proposed transactions or the development of the products described in this Annual Report;

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  Uncertainties regarding actual or potential legal proceedings, including, among others, litigation and other legal disputes with respect to the proposed transactions, product liability litigation, litigation and investigations regarding sales and marketing practices, intellectual property disputes and government investigations generally;

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  Our reliance on outsourcing key business functions to third parties;

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  Our ability to comply with data privacy laws and regulations, and uncertainties regarding potential significant breaches of data privacy;

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  Safety, quality, data integrity or manufacturing issues;

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  Uncertainties in the development or adoption of potentially transformational technologies and business models;

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  The potential that the strategic benefits, synergies or opportunities expected from our recent and proposed future transactions may not be realized or may take longer to realize than expected;

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  Uncertainties involved in predicting shareholder returns;

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  Our performance on environmental, social and governance measures;

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  Political, economic and trade conditions, including uncertainties regarding the effects of ongoing instability in various parts of the world;

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  Uncertainties regarding the effects of recent and anticipated future changes in tax laws and their application to us;

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  Uncertainties regarding future global exchange rates; and

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  Uncertainties regarding future demand for our products.

        Some of these and other risks and factors are discussed in more detail in Novartis AG's current Form 20-F on file with the SEC, including under "Item 3. Key Information—Item 3.D. Risk factors," "Item 4. Information on the Company," and "Item 5. Operating and Financial Review and Prospects." Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described in this prospectus or in the documents incorporated herein by reference as anticipated, believed, estimated or expected. We provide the information in this prospectus, any applicable prospectus supplement and any document incorporated herein by reference as of the relevant filing date. We do not intend, and do not assume any obligation, to update any information or forward-looking statements set out in any such documents as a result of new information, future events or otherwise.

 USE OF PROCEEDS

        Unless we tell you otherwise in a prospectus supplement, we will use the net proceeds from the sale of the debt securities described in this prospectus for our general corporate purposes outside of Switzerland, which may include the refinancing of existing short- and long-term indebtedness or investing the net proceeds in marketable securities as part of our liquidity management process.

NOVARTIS AG

        Novartis AG was incorporated on February 29, 1996 under the laws of Switzerland as a stock corporation (Aktiengesellschaft) with an indefinite duration. On December 20, 1996, our predecessor companies, Ciba-Geigy AG and Sandoz AG, merged into this new entity, creating Novartis. Novartis AG is domiciled in and governed by the laws of Switzerland. Its registered office is located at Novartis AG, Lichtstrasse 35, CH-4056 Basel, Switzerland, and its telephone number is +41 61 324 1111.

        Novartis is a multinational group of companies specializing in the research, development, manufacturing and marketing of a broad range of healthcare products, led by innovative pharmaceuticals and also including high-quality generic pharmaceuticals. The Group is headquartered in Basel, Switzerland. Novartis AG, our Swiss holding company, owns, directly or indirectly, all of our significant operating companies.

        Our purpose is to reimagine medicine to improve and extend people's lives. We use innovative science and technology to address some of society's most challenging healthcare issues. We discover and develop breakthrough treatments and find new ways to deliver them to as many people as possible. We also aim to reward those who invest their money, time and ideas in our company. Our vision is to be a trusted leader in changing the practice of medicine. Our strategy is to build a leading, focused medicines company powered by advanced therapy platforms and data science. As we implement our strategy, we have five priorities to shape our future and help us continue to create value for our company, our shareholders and society: unleash the power of our people; deliver transformative innovation; embrace operational excellence; go big on data and digital; and build trust with society.

        In 2019, Novartis achieved net sales from continuing operations of USD 47.4 billion, while net income from continuing operations amounted to USD 7.1 billion and net income to USD 11.7 billion. Headquartered in Basel, Switzerland, our Group companies employed 104 000 full-time equivalent associates as of December 31, 2019. Our products are sold in approximately 155 countries around the world.

        The Group comprises two global operating divisions:

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  Innovative Medicines: innovative patent-protected prescription medicines

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  Sandoz: generic pharmaceuticals and biosimilars

        Our Innovative Medicines Division researches, develops, manufactures, distributes and sells patented prescription medicines to enhance health outcomes for patients and healthcare providers. Innovative Medicines is organized into two global business units: Novartis Oncology and Novartis Pharmaceuticals. Novartis Pharmaceuticals consists of the following global business franchises: Ophthalmology; Neuroscience; Immunology, Hepatology and Dermatology; Respiratory; Cardiovascular, Renal and Metabolism; and Established Medicines.

        Our Sandoz Division develops, manufactures, distributes and sells prescription medicines as well as pharmaceutical active substances that are not protected by valid and enforceable third-party patents. Sandoz is organized globally into three franchises: Retail Generics; Anti-Infectives and Biopharmaceuticals. In Retail Generics, Sandoz develops, manufactures and markets active ingredients and finished dosage forms of small molecule pharmaceuticals to third parties across a broad range of therapeutic areas, as well as finished dosage form anti-infectives sold to third parties. In Anti-Infectives, Sandoz manufactures and supplies active pharmaceutical ingredients and intermediates—mainly antibiotics—for internal use by Retail Generics and for sale to third-party customers. In Biopharmaceuticals, Sandoz develops, manufactures and markets protein- or other biotechnology-based products, including biosimilars, and provides biotechnology manufacturing services to other companies.

        In April 2019, we completed the previously announced spin-off of Alcon into a separately traded standalone company. In Novartis AG's annual report for the year ended December 31, 2019, to comply with IFRS, we have separated the Group's reported financial data for 2019 and prior years into "continuing" and "discontinued" operations. Discontinued operations include the Alcon eye care devices business and certain Corporate activities attributable to the Alcon business prior to the spin-off, the gain on distribution of Alcon to Novartis AG shareholders and certain other expenses related to the spin-off.

        Our divisions are supported by the following organizational units: the Novartis Institutes for BioMedical Research, Global Drug Development, Novartis Technical Operations and Novartis Business Services. The financial results of these organizational units are included in the results of the divisions for which their work is performed. The Novartis Institutes for BioMedical Research (NIBR) is the innovation engine of Novartis, which conducts drug discovery research and early clinical development trials for our Innovative Medicines Division. Approximately 5,600 full time equivalent scientists, physicians and business professionals at NIBR are working to discover new medicines for various diseases at sites located in the US, Switzerland and China.

        Our Global Drug Development (GDD) organization oversees drug development activities for our Innovative Medicines Division and collaborates with our Sandoz Division on development of its biosimilars portfolio. GDD works collaboratively with NIBR and with the Innovative Medicines and Sandoz Divisions to execute our overall pipeline strategy. The GDD organization includes centralized global functions such as Regulatory Affairs and Global Development Operations, as well as Global Development units aligned with our business franchises. GDD includes approximately 11 000 full-time equivalent associates worldwide.

        Novartis Technical Operations (NTO) manages manufacturing operations, supply chain, and quality across our Innovative Medicines and Sandoz Divisions. As the Novartis portfolio evolves, we continue to transform our operations to help ensure we can deliver the innovation and expertise needed to enable the production of new medical technologies, while increasing effciency. NTO is expected to enhance capacity planning and adherence to quality standards, and to lower costs through simplification, standardization and external spend optimization. NTO includes approximately 25,100 full-time equivalent associates and 60 manufacturing sites across our Innovative Medicines and Sandoz Divisions.

        Novartis Business Services (NBS), our shared services organization, delivers integrated solutions to all Novartis divisions and units worldwide. NBS seeks to drive effciency and effectiveness across Novartis by simplifying and standardizing services across six service domains: human resources, real estate and facility services, procurement, information technology, commercial and medical support activities, and financial reporting and accounting operations. NBS has approximately 10,000 full-time equivalent associates in more than 30 countries. NBS works to leverage the full scale of Novartis to create value across the Company and to free up resources to invest in innovation and our product pipeline. NBS continues to transfer the delivery of selected services to its five Global Service Centers in Dublin, Ireland; Hyderabad, India; Kuala Lumpur, Malaysia; Mexico City, Mexico; and Prague, Czech Republic.

        Our shares are listed on the SIX Swiss Exchange under the symbol "NOVN" and on the New York Stock Exchange (NYSE) in the form of American Deposityary Receipts (ADRs) representing American Depositary Shares(ADSs) under the symbol "NVS".

 NOVARTIS CAPITAL CORPORATION

        Novartis Capital Corporation is a finance subsidiary indirectly owned 100% by Novartis AG and was incorporated as a corporation under the laws of Delaware on July 23, 2008. It exists for the purpose of issuing debt securities, the proceeds of which will be invested by it in marketable securities or advanced to, or otherwise invested in, subsidiaries or affiliates of Novartis AG. The principal office of Novartis Capital Corporation is located at 1 Health Plaza, East Hanover, New Jersey 07936, USA, and its telephone number is + 1 (202) 887 1585.

 LEGAL OWNERSHIP OF DEBT SECURITIES

"Street Name" and Other Indirect Holders

        We generally will not recognize investors who hold debt securities in accounts at banks or brokers as legal holders of those debt securities. Holding securities in accounts at banks or brokers is called holding in "street name." If an investor holds debt securities in street name, we recognize only the bank or broker or the financial institution the bank or broker uses to hold the debt securities. These intermediary banks, brokers and other financial institutions pass along principal, interest and other payments on the debt securities, either because they agree to do so in their customer agreements or because they are legally required to do so. If you hold debt securities in street name, you should check with your own institution to find out:

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  how it handles payments and notices with respect to securities;

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  whether it imposes fees or charges;

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  how it would handle voting if ever required;

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  how and when you should notify it to exercise on your behalf any rights or options that may exist under the debt securities;

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  whether and how you can instruct it to send you securities registered in your own name so you can be a direct holder as described below; and

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  how it would pursue rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests.

Registered Holders

        Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, extend only to persons who are registered as holders of debt securities. As noted above, we do not have obligations directly to you if you hold in street name or through other indirect means, either because you choose to hold debt securities in that manner or because the debt securities are issued in the form of global securities as described below. For example, once we make payment to the registered holder, we have no further responsibility for the payment even if that holder is legally required to pass the payment along to you but does not do so.

Global Securities

        A global security is a special type of indirectly held security. If we choose to issue debt securities in the form of global securities, the ultimate beneficial owners of the debt securities will be indirect holders. We do this by requiring that the global security be registered in the name of a financial institution we select and by requiring that the debt securities represented by the global security not be registered in the name of any other holder except in the special situations described below. The financial institution that acts as the sole registered holder of the global security is called the depositary. Any person wishing to own a debt security may do so indirectly through an account with a broker, bank or other financial institution that in turn has an account with the depositary. The applicable prospectus supplement will indicate whether your series of debt securities will be issued only as global securities.

        Transfers of debt securities represented by the global security will be made only on the records of the depositary or its nominee by transferring such debt securities from the account of one broker, bank or financial institution to the account of another broker, bank or financial institution. These transfers are made electronically only and are also known as book-entry transfers. Securities in global form are sometimes also referred to as being in book-entry form.

        As an indirect holder, your rights relating to a global security will be governed by the account rules of your broker, bank or financial institution and of the depositary, as well as general laws relating to securities transfers. We will not recognize you as a holder of debt securities and instead will deal only with the depositary that holds the global security.

        You should be aware that if debt securities are issued only in the form of a global security:

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  except in very limited circumstances described below, you will not have any right to have debt securities registered in your own name;

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  you cannot receive physical certificates for your interest in the debt securities;

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  you will be a street name holder and must look to your own broker, bank or financial institution for payments on the debt securities and protection of your legal rights relating to the debt securities;

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  you may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own securities in the form of physical certificates;

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  the depositary's policies will govern payments, transfers, exchanges and other matters relating to your indirect interest in the global security. We and the trustee will have no responsibility for any aspect of the depositary's actions or for its records of ownership interests in the global security. We and the trustee also will not supervise the depositary in any way; and

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  the depositary will require that indirect interests in the global security be purchased or sold within its system using same-day funds for settlement.

        In a few special circumstances described below, the global security will terminate and the indirect interests in it will be exchanged for registered debt securities represented by physical certificates. After that exchange, the choice of whether to hold debt securities in registered form or in street name will be up to you. You must consult your broker, bank or financial institution to find out how to have your interests in debt securities transferred to your name, so that you will be a registered holder.

        Unless we specify otherwise in the applicable prospectus supplement, the special circumstances for termination of a global security are:

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  when the depositary notifies us that it is unwilling or unable to continue as depositary and we do not or cannot appoint a successor depositary within 90 days;

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  the depositary ceases to be a clearing agency registered under the Exchange Act and we do not appoint a successor depositary within 90 days;

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  an event of default has occurred and is continuing and beneficial owners representing a majority in principal amount of the applicable series of debt securities have advised the depositary to cease acting as the depositary; or

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  we decide we do not want to have the debt securities of that series represented by a global security.

        The prospectus supplement may also list additional circumstances for terminating a global security that would apply only to the particular series of debt securities covered by the applicable prospectus supplement. When a global security terminates, the depositary (and not us or the trustee) is responsible for deciding the names of the institutions that will be the initial registered holders.

The Term "Holder" as Used in this Prospectus and Elsewhere

        In the descriptions of the debt securities included in this prospectus and any prospectus supplement, when we refer to the "holder" of a given debt security as being entitled to certain rights or payments, or being permitted to take certain actions, we are in all cases referring to the registered holder of the debt security.

        While you would be the registered holder if you held a certificated security registered in your name, it is likely that the holder will actually be either the broker, bank or other financial institution where you have your street name account, or, in the case of a global security, the depositary. If you are an indirect holder, you will need to coordinate with the institution through which you hold your interest in a debt security in order to determine how the provisions involving holders described in this prospectus and any prospectus supplement will actually apply to you. For example, if the debt security in which you hold a beneficial interest in street name can be repaid at the option of the holder, you cannot exercise the option yourself by following the procedures described in the applicable prospectus supplement. Instead, you would need to cause the institution through which you hold your interest to take those actions on your behalf. Your institution may have procedures and deadlines different from or additional to those described in the applicable prospectus supplement relating to the debt security.

DESCRIPTION OF DEBT SECURITIES

        This section describes the general terms that will apply to any debt securities that we may offer pursuant to this prospectus. The specific terms of any offered debt securities, and the extent to which the general terms described in this section apply to those debt securities, will be described in the related prospectus supplement at the time of the offer.

General

        As used in this prospectus, "debt securities" means the debentures, notes, bonds, guarantees and other evidences of indebtedness that Novartis Capital Corporation issues, Novartis AG fully and unconditionally guarantees and the trustee authenticates and delivers under the indenture. The debt securities will be direct unsecured obligations of Novartis Capital Corporation and will rank equally and ratably without preference among themselves and at least equally with all of the other unsecured and unsubordinated indebtedness of Novartis Capital Corporation. The guarantees will be direct unsecured obligations of Novartis AG and will rank equally and ratably without preference among themselves and at least equally with all other unsecured and unsubordinated guarantees and indebtedness of Novartis AG.

        The debt securities will be issued in one or more series under an indenture dated February 10, 2009 among Novartis Capital Corporation, Novartis Securities Investment Ltd and Novartis Finance S.A., as issuers, HSBC Bank USA, National Association, as trustee, and Novartis AG, as guarantor. The indenture is qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

        This prospectus briefly outlines the provisions of the indenture and the description included herein is qualified in its entirety by reference to the indenture. The terms of the indenture include both those stated in the indenture and those made part of the indenture by the Trust Indenture Act. The indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part, and you should read the indenture for provisions that may be important to you.

        The indenture does not contain any covenants or other provisions designed to protect holders of the debt securities against a reduction in the creditworthiness of Novartis AG or Novartis Capital Corporation in the event of a highly leveraged transaction or that would prohibit other transactions that might adversely affect holders of the debt securities.

Issuances in Series

        The indenture does not limit the amount of debt securities that may be issued. The debt securities may be issued in one or more series with the same or various maturities, at a price of 100% of their principal amount or at a premium or a discount. Not all debt securities of any one series need be issued at the same time, and, unless otherwise provided, any series may be reopened, without the consents of the holders of debt securities of that series, for issuances of additional debt securities of that series. Except in the limited circumstances described below under "—Covenants—Limitation on Liens," the debt securities will not be secured by any property or assets of Novartis AG or Novartis Capital Corporation.

        The terms of any authorized series of debt securities will be described in a prospectus supplement. These terms will include some or all of the following:

  •
  the title, aggregate principal amount and denominations of the debt securities;

  •
  the date or dates on which principal will be payable;

  •
  the percentage of the principal amount at which the debt securities will be issued and whether the debt securities will be "original issue discount" securities for U.S. federal income tax purposes. If original issue discount debt securities are issued (generally, securities that are issued at a substantial discount below their principal amount), the special U.S. federal income tax and other considerations of a purchase of original issue discount debt securities will be described;

  •
  the rate or rates, which may be fixed or variable, at which the debt securities will bear interest;

  •
  the interest payment dates;

  •
  any optional or mandatory redemption terms;

  •
  whether any sinking fund is required;

  •
  the currency in which the debt securities will be denominated or principal, premium or interest will be payable, if other than U.S. dollars;

  •
  whether the debt securities are to be issued as individual certificates to each holder or in the form of global certificates held by a depositary on behalf of beneficial owners;

  •
  information describing any book-entry features;

  •
  the names and duties of any co-trustees, depositaries, authenticating agents, paying agents, transfer agents or registrars for any series;

  •
  the applicability of the defeasance and covenant defeasance provisions described in this prospectus, or any modifications of those provisions;

  •
  any deletions from, modifications of or additions to the events of default or covenants with respect to the debt securities; and

  •
  any other terms, conditions, rights or preferences of the debt securities.

        The prospectus supplement relating to any series of debt securities may add to or change statements contained in this prospectus. The applicable prospectus supplement may also include, if applicable, a discussion of certain U.S. federal income tax and Swiss income tax considerations.

Novartis AG Guarantees

        Debt securities issued by Novartis Capital Corporation will be fully and unconditionally guaranteed by Novartis AG. If for any reason Novartis Capital Corporation does not make any required payment in respect of its debt securities when due, whether on the normal due date, on acceleration, redemption or otherwise, Novartis AG will cause the payment to be made to or to the order of the trustee. The holder of a guaranteed debt security will be entitled to payment under the applicable guarantee of Novartis AG without taking any action whatsoever against Novartis Capital Corporation.

Payment and Transfer

        The debt securities will be issued only as registered securities, which means that the name of the holder will be entered in a register that will be kept by the trustee or another agent appointed by us. Unless stated otherwise in a prospectus supplement, and except as described under "—Book-Entry System" below, payments of principal, interest and additional amounts (as described below under "—Covenants—Payment of Additional Amounts"), if any, will be made at the office of the paying agent or agents named in the applicable prospectus supplement or by check mailed to registered holders at the address appearing in the register.

        Unless other procedures are described in a prospectus supplement and except as described under "—Book-Entry System" below, you will be able to transfer registered debt securities at the office of the transfer agent or agents named in the applicable prospectus supplement. You may also exchange registered debt securities at the office of the transfer agent for an equal aggregate principal amount of registered debt securities of the same series having the same maturity date, interest rate and other terms as long as the debt securities are issued in authorized denominations.

        Neither we nor the trustee will impose any service charge for any transfer or exchange of a debt security; however, we may ask you to pay any taxes or other governmental charges in connection with a transfer or exchange of debt securities.

Consolidation, Merger, Sale, Lease or Conveyance

        Novartis AG and Novartis Capital Corporation have agreed in the indenture not to consolidate with or merge with or into any other person or sell, lease, convey or otherwise dispose of all or substantially all of their respective properties and assets to any person (except that Novartis Capital Corporation may merge with or into Novartis AG and Novartis AG may merge with or into Novartis Capital Corporation), unless:

  •
  Novartis AG or Novartis Capital Corporation, as the case may be, is the continuing person, or the successor expressly assumes by supplemental indenture their respective obligations under the indenture;

  •
  the continuing person is organized and validly existing under the laws of (i) if the continuing person is a successor to Novartis Capital Corporation, Delaware or Switzerland, (ii) if the continuing person is a successor to Novartis AG, the United States or Switzerland or (iii) in any case, a jurisdiction that is a member country of the Organization for Economic Cooperation and Development (or any successor) and, if it is not organized and validly existing under the laws of (x) in the case of Novartis Capital Corporation, Delaware, (y) in the case of Novartis AG, the United States or (z) in any case, Switzerland, the continuing person agrees by supplemental indenture to be bound by a covenant comparable to that described below under "—Covenants—Payment of Additional Amounts" with respect to taxes imposed in the continuing person's jurisdiction of organization (in which case the continuing person will benefit from a redemption option comparable to that described below under "—Optional Redemption for Tax Reasons" in the event of changes in taxes in that jurisdiction after the date of the consolidation, merger or sale);

  •
  immediately after the transaction, no default or event of default under the debt securities has occurred and is continuing; and

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  Novartis AG or Novartis Capital Corporation, as applicable, delivers to the trustee an officer's certificate and, if neither Novartis AG nor Novartis Capital Corporation, as applicable, is the continuing person, an opinion of counsel, in each case stating, among other things, that the transaction and the supplemental indenture, if required, comply with these provisions and the indenture.

Covenants

  Payment of Additional Amounts

        Payments made by us under or with respect to the debt securities will be free and clear of and without withholding or deduction for or on account of any and all present or future taxes, duties, assessments or governmental charges of any nature imposed, levied, collected, withheld or assessed by or on behalf of (i) the government of Switzerland or of any political subdivision of Switzerland or by any authority or agency therein or thereof having the power to tax, (ii) the government of the jurisdiction of organization of Novartis Capital Corporation or any political subdivision or territory or possession of such jurisdiction or by any authority or agency therein or thereof having the power to tax or (iii) the government of any jurisdiction from or through which a payment on the debt securities or the guarantee is made or any political subdivision or territory or possession of such jurisdiction or by any authority or agency therein or thereof having power to tax (each of clauses (i), (ii) and (iii), a "Relevant Taxing Jurisdiction"), which we refer to collectively as "Taxes," unless we are required to withhold or deduct Taxes by law.

        If we are required to withhold or deduct any amount for or on account of Taxes from any payment made with respect to the debt securities, we will pay such additional amounts as may be necessary so that the net amount received by each holder (including additional amounts) after such withholding or deduction will not be less than the amount the holder would have received if the Taxes had not been withheld or deducted; provided that no additional amounts will be payable with respect to Taxes:

  •
  that would not have been imposed but for the existence of any present or former connection between such holder or beneficial owner of the debt securities (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such holder or beneficial owner, if such holder or beneficial owner is an estate, trust, partnership or corporation) and a Relevant Taxing Jurisdiction, including, without limitation, such holder or beneficial owner (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or treated as a resident thereof or domiciled thereof or a national thereof or being or having been present or engaged in trade or business therein or having or having had a permanent establishment therein;

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  that are estate, inheritance, gift, sales, transfer, personal property, wealth or similar taxes, duties, assessments or other governmental charges;

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  payable other than by withholding from payments of principal of or interest on the debt securities;

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  that would not have been imposed but for the failure of the applicable recipient of such payment to make a declaration of non-residence or other similar claim for exemption to the relevant tax authority or comply with any certification, identification, information, documentation or other reporting requirement to the extent such compliance is required by applicable law or administrative practice or an applicable treaty as a precondition to exemption from, or reduction in, the rate of deduction or withholding of such Taxes;

  •
  that would not have been imposed but for the presentation of a debt security (where presentation is required) for payment on a date more than 30 days after the date on which such payment first became due and payable or the date on which payment thereof was duly provided for, whichever occurred later;

  •
  to the extent the amount of Tax could have be reduced by presentation for payment of the relevant debt securities to a paying agent other than the paying agent to which the presentation was made; or

  •
  any combination of the foregoing items;

nor shall additional amounts be paid with respect to any payment of the principal of or interest on any debt security to any such holder who is a fiduciary or a partnership or a beneficial owner who is other than the sole beneficial owner of such payment to the extent a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner would not have been entitled to such additional amounts had it been the holder of the debt security.

  Limitation on Liens

        Novartis Capital Corporation and Novartis AG have agreed in the indenture, for so long as any debt securities are outstanding, not to create or have outstanding any lien upon the whole or any part of its assets, present or future (including any uncalled capital), in order to secure any existing or future relevant indebtedness (as this term is defined below) or to secure any guarantee or indemnity in respect thereof without in any such case at the same time securing the debt securities equally and ratably with such relevant indebtedness (or any guarantee or indemnity in respect thereof) or creating such other security approved by Novartis Capital Corporation and/or Novartis AG (as the case may be) and the holders of a majority in principal amount of all affected series of debt securities, voting as one class.

        The restrictions on liens will not apply to:

  •
  liens arising by operation of law; and

  •
  liens on the assets of any person existing at the time such person is merged with or into or consolidated with Novartis AG.

        For purposes of the limitation on liens covenant, the term "relevant indebtedness" means any loan or other indebtedness in the form of, or represented or evidenced by, bonds, debentures, notes or other securities that are or are capable of being quoted, listed or traded on any stock exchange or in any securities market or over-the-counter market. For purposes of the limitation on liens covenant, "assets" refers to assets of Novartis Capital Corporation and Novartis AG, respectively, and does not include the assets of their respective subsidiaries.

  Additional Covenants

        We may be subject to additional covenants, including restrictive covenants in respect of a particular series of debt securities. Such additional covenants will be set forth in the applicable prospectus supplement and, to the extent necessary, in the supplemental indenture or board resolution relating to that series of debt securities.

Optional Redemption for Tax Reasons

        Novartis Capital Corporation may redeem any series of debt securities in whole but not in part at any time, on giving not less than 30 nor more than 60 days' notice of such redemption, at a redemption price equal to the principal amount plus accrued and unpaid interest, if any, to the date fixed for redemption (except in the case of discounted debt securities, which may be redeemed at the redemption price specified by the terms of each series of such debt securities), if:

  •
  Novartis Capital Corporation determines that, as a result of any change in or amendment to the laws or any regulations or rulings promulgated thereunder of a Relevant Taxing Jurisdiction, or any change in the application or official interpretation of such laws, regulations or rulings, or any change in the application or official interpretation of, or any execution of or amendment to, any treaty or treaties affecting taxation to which any such jurisdiction is a party, which change, execution or amendment becomes effective on or after the issue date or such other date specified in the debt securities of that series:

  •
  Novartis Capital Corporation would be required to pay additional amounts (as described under "—Covenants—Payment of Additional Amounts" above) with respect to that series of debt securities on the next succeeding interest payment date and the payment of such additional amounts cannot be avoided by the use of reasonable measures available to Novartis Capital Corporation or Novartis AG; or

  •
  withholding tax has been or would be required to be withheld with respect to interest income received or receivable by Novartis Capital Corporation directly from Novartis AG (or any affiliate) and such withholding tax obligation cannot be avoided by the use of reasonable measures available to Novartis Capital Corporation or Novartis AG (or any affiliate); or

  •
  Novartis Capital Corporation determines, based upon an opinion of independent counsel selected by Novartis Capital Corporation that, as a result of any action taken by any legislative body of, taxing authority of, or any action brought in a court of competent jurisdiction in, a Relevant Taxing Jurisdiction (whether or not such action was taken or brought with respect to Novartis AG or Novartis Capital Corporation, as the case may be), which action is taken or brought on or after the issue date or such other date specified in the debt securities of that series, there is a substantial probability that the circumstances described above would exist; provided, however, that no such notice of redemption may be given earlier than 90 days prior to the earliest date on which Novartis Capital Corporation would be obligated to pay such additional amounts.

        We will also pay to each holder, or make available for payment to each such holder, on the redemption date any additional amounts resulting from the payment of such redemption price, subject to the conditions described under "—Covenants—Payment of Additional Amounts" above. Prior to the publication of any notice of redemption, Novartis Capital Corporation or Novartis AG will deliver to the trustee an officer's certificate stating that Novartis Capital Corporation is entitled to effect a redemption and setting forth a statement of facts showing that the conditions precedent of the right so to redeem have occurred. Any notice of redemption will be irrevocable once Novartis Capital Corporation delivers the officer's certificate to the trustee.

Events of Default

        Unless otherwise specified in a prospectus supplement, an event of default with respect to a series of debt securities means any one of the following events:

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  default in payment of the principal (or premium, if any) of any debt security of that series when due (including as a sinking fund installment), and the continuance of that default for more than two business days;

  •
  default in payment of interest on, or any additional amounts (as described under "—Covenants—Payment of Additional Amounts" above) payable in respect of, any debt security of that series when due and payable, and the continuance of that default for 30 days;

  •
  default or breach of any other covenant or agreement in the indenture with regard to that series for 90 days after the receipt of written notice from the trustee or from the holders of 25% in principal amount of the debt securities of that series;

  •
  (i) any indebtedness of, or guaranteed by, Novartis Capital Corporation or Novartis AG is not paid at its stated maturity or (as the case may be) within any originally applicable grace period; or (ii) any such indebtedness, or guarantee, of Novartis Capital Corporation or Novartis AG (as the case may be) becomes due and payable prior to its stated maturity by reason of an event of default; provided that (x) the amount of indebtedness referred to in clauses (i) and/or (ii) above individually or in the aggregate exceeds $150,000,000 (or its equivalent in any other currency or currencies); and (y) there shall not be deemed to be a default (i) where Novartis Capital Corporation or Novartis AG in good faith claims a right of set-off or otherwise contests its obligations to pay or (ii) if such acceleration is annulled or such payment or repayment is made within 10 days after the receipt of written notice from the trustee or from the holders of 25% in principal amount of the debt securities of that series;

  •
  an encumbrancer or a receiver or a person with similar functions appointed for execution (in Switzerland a Sachwalter or Konkursverwalter) taking possession of the whole or any substantial part of the assets or undertaking of Novartis Capital Corporation or Novartis AG or a distress, execution or other process being levied or enforced upon or sued out against a substantial part of the property or assets of Novartis Capital Corporation or Novartis AG and not being paid, discharged, removed or stayed within 30 days;

  •
  Novartis Capital Corporation or Novartis AG stopping payment or ceasing business (except in each case in circumstances previously approved by the holders of a majority in principal (or, if any debt securities are original issue discount securities, such portion of the principal of such debt securities of such series as may then be accelerated pursuant to the terms of such debt securities) of the outstanding debt securities of all series affected (all such series voting as one class));

  •
  Novartis Capital Corporation becoming bankrupt or insolvent or entering into a moratorium or making a general assignment for the benefit of its creditors;

  •
  Novartis AG becoming bankrupt or insolvent (or is obliged to notify the court of its financial situation in accordance with Article 725 (2) of the Swiss Code of Obligations) or entering into a moratorium (Stundung) or making arrangements with its creditors (Nachlassvertrag);

  •
  an order being made or a resolution passed for the winding-up or dissolution of Novartis Capital Corporation or Novartis AG except a winding-up or dissolution, the terms of such winding-up or dissolution having previously been approved by the holders of a majority in principal (or, if any debt securities are original issue discount securities, such portion of the principal of such debt securities of such series as may then be accelerated pursuant to the terms of such debt securities) of the outstanding debt securities of all series affected (all such series voting as one class);

  •
  if the guarantee with respect to the relevant series of debt securities ceases to be, or is claimed by Novartis AG not to be, in full force and effect; or

  •
  any other event of default provided with respect to that particular series of debt securities.

        For purposes of the definition of "event of default," the term "indebtedness" means any indebtedness for monies borrowed or raised including, without limitation, any debenture, note, bond or like security.

        Any additional or different events of default applicable to a particular series of debt securities will be described in the applicable prospectus supplement relating to such series.

        An event of default with respect to a particular series of debt securities will not necessarily constitute an event of default with respect to any other series of debt securities.

        The trustee may withhold notice to the holders of debt securities of any default (except in the payment of principal, premium or interest) if it, in good faith, considers such withholding of notice to be in the best interests of the holders. A default is any event which is an event of default described above or would be an event of default but for the giving of notice or the passage of time.

        If an event of default occurs and continues, the trustee or the holders of the aggregate principal amount of the debt securities specified below may require us to repay immediately, or accelerate:

  •
  the entire principal of the debt securities of such series; or

  •
  if the debt securities are original issue discount securities, such portion of the principal as may be described in the applicable prospectus supplement.

        If the event of default occurs because of a default in a payment of principal or interest on the debt securities of any series, then the trustee or the holders of at least 25% of the aggregate principal amount of debt securities of that series can accelerate that series of debt securities. If the event of default occurs because of a failure to perform any other covenant in the indenture or any covenant for the benefit of one or more, but not all, of the series of debt securities, then the trustee or the holders of at least 25% of the aggregate principal amount of debt securities of all series affected, voting as one class, can accelerate all of the affected series of debt securities. If the event of default occurs because of bankruptcy proceedings, then all of the debt securities under the indenture will be accelerated automatically. Therefore, except in the case of a default on a payment of principal or interest on the debt securities of your series or a default due to our bankruptcy or insolvency, it is possible that you may not be able to accelerate the debt securities of your series because of the failure of holders of other series to take action.

        The holders of a majority of the aggregate principal amount of the debt securities of all affected series, voting as one class, can rescind this accelerated payment requirement or waive any past default or event of default or allow noncompliance with any provision of the indenture. However, they cannot waive a default in payment of principal of, premium, if any, or interest on any of the debt securities when due otherwise than as a result of acceleration.

        After an event of default, the trustee must exercise the same degree of care a prudent person would exercise under the circumstances in the conduct of her or his own affairs. Subject to these requirements, the trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders, unless the holders offer the trustee reasonable indemnity. If they provide this reasonable indemnity, the holders of a majority in principal amount of all affected series of debt securities, voting as one class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any power conferred upon the trustee, for any series of debt securities. However, the trustee may refuse to follow any direction that conflicts with law or the indenture or is unduly prejudicial to the rights of other holders.

        No holder will be entitled to pursue any remedy with respect to the indenture unless the trustee fails to act for 60 days after it is given:

  •
  notice of default by that holder;

  •
  a written request to enforce the indenture by the holders of not less than 25% in principal amount of all outstanding debt securities of any affected series; and

  •
  an indemnity to the trustee, satisfactory to the trustee;

and during this 60-day period the holders of a majority in principal amount of all outstanding debt securities of such affected series do not give a direction to the trustee that is inconsistent with the enforcement request. These provisions will not prevent any holder of debt securities from enforcing payment of the principal of (and premium, if any) and interest on the debt securities at the relevant due dates.

        If an event of default with respect to a series of debt securities occurs and is continuing, the trustee will mail to the holders of those debt securities a notice of the event of default within 90 days after it occurs. However, except in the case of a default in any payment in respect of a series of debt securities, the trustee shall be protected in withholding notice of an event of default if it determines in good faith that this is in the interests of the holders of the relevant debt securities.

Modification of the Indenture

        In general, we may modify our rights and obligations and those of the holders under the indenture if the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected by the modification consent to such modification. However, the indenture provides that, unless each affected holder agrees, an amendment cannot:

  •
  make any adverse change to any payment term of a debt security such as extending the maturity date, extending the date on which we have to pay interest or make a sinking fund payment, reducing the interest rate, reducing the amount of principal or additional amounts payable, changing the currency in which we have to make any payment of principal, premium or interest, modifying any redemption or repurchase right, or right to convert or exchange any debt security, to the detriment of the holder and impairing any right of a holder to bring suit for payment;    •    waive any payment default;

  •
  reduce the percentage of the aggregate principal amount of debt securities needed to make any amendment to the indenture or to waive any covenant or default; or

  •
  make any other change to the amendment provisions of the indenture, except to increase any percentage or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holders of each outstanding debt security affected thereby.

        However, if Novartis Capital Corporation, Novartis AG and the trustee agree, the indenture may be amended without notifying any holders or seeking their consent for any of the following purposes:

  •
  to cure any ambiguity, defect or inconsistency in the indenture; provided that such amendment or supplement shall not materially and adversely affect the interests of the holders;

  •
  to comply with sections of the indenture governing when Novartis AG or Novartis Capital Corporation may merge or consolidate or sell, lease, convey or otherwise dispose of all or substantially all of its properties and assets;

  •
  to comply with any requirements of the SEC in connection with the qualification of the indenture under the Trust Indenture Act;

  •
  to evidence and provide for the acceptance by a successor trustee of appointment under the indenture with respect to the debt securities of any or all series;

  •
  to establish the form or forms or terms of the debt securities of any series or of the coupons appertaining to such debt securities as permitted under the indenture;

  •
  to provide for uncertificated debt securities and to make all appropriate changes for such purpose;

  •
  to provide for a further guarantee from a third party on outstanding debt securities of any series and the debt securities of any series that may be issued under the indenture;

  •
  to change or eliminate any provision of the indenture; provided that any such change or elimination will become effective only when there are no outstanding debt securities of any series created prior to the execution of such supplemental indenture that is entitled to the benefit of such provision;

  •
  to supplement any of the provisions of the indenture to such extent as will be necessary to permit or facilitate the defeasance and discharge of any series of debt securities pursuant to the indenture; provided that any such action will not adversely affect the interests of the holders of such or any other series of debt securities in any material respect; or

  •
  to make any change that does not materially and adversely affect the rights of any holder of the debt securities.

Defeasance

        The term defeasance means discharge from some or all of the obligations under the indenture. Subject to the requirements of the indenture, if we deposit with the trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums due to the stated maturity date or a redemption date of the debt securities of a particular series, then at our option:

  •
  we will be discharged from our respective obligations with respect to the debt securities of such series; or

  •
  we will no longer be under any obligation to comply with the restrictive covenants, if any, contained in the indenture and any supplemental indenture or board resolution with respect to the debt securities of such series, and the events of default relating to failures to comply with covenants will no longer apply to us.

        If this happens, the holders of the debt securities of the affected series will not be entitled to the benefits of the indenture except for registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities. Instead, the holders will only be able to rely on the deposited funds or obligations for payment.

        Novartis Capital Corporation must deliver to the trustee an opinion of counsel to the effect that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for U.S. federal income tax purposes. Novartis Capital Corporation may, in lieu of an opinion of counsel, deliver a ruling to such effect received from or published by the U.S. Internal Revenue Service.

Book-Entry System

        Debt securities may be issued under a book-entry system in the form of one or more global securities. The global securities will be registered in the name of a depositary or its nominee and deposited with that depositary or its custodian. Unless stated otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, or DTC, will be the depositary if a depositary is used.

        DTC has advised us as follows:

  •
  DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act;

  •
  DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions, such as through transfers and pledges, among its participants in such securities through electronic book-entry changes to accounts of its participants, thereby eliminating the need for physical movement of securities certificates;

  •
  DTC's participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC;

  •
  access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly; and

  •
  the DTC rules applicable to its participants are on file with the SEC.

        According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

        Following the issuance of a global security in registered form, the depositary will credit the accounts of its participants with the debt securities upon our instructions. Only persons who hold directly or indirectly through financial institutions that are participants in the depositary can hold beneficial interests in the global securities. Since the laws of some jurisdictions require certain types of purchasers to take physical delivery of such securities in definitive form, you may encounter difficulties in your ability to own, transfer or pledge beneficial interests in a global security.

        So long as the depositary or its nominee is the registered owner of a global security, we and the trustee will treat the depositary as the sole owner or holder of the debt securities for purposes of the indenture. Therefore, except as set forth below, you will not be entitled to have debt securities registered in your name or to receive physical delivery of certificates representing the debt securities. Accordingly, you will have to rely on the procedures of the depositary and the participant in the depositary through whom you hold your beneficial interest in order to exercise any rights of a holder under the indenture. We understand that under existing practices, the depositary would act upon the instructions of a participant or authorize that participant to take any action that a holder is entitled to take.

        We will make all payments of principal, interest and additional amounts (as described under "—Covenants—Payment of Additional Amounts" above), if any, on the debt securities to the depositary. It is expected that the depositary will then credit participants' accounts proportionately with these payments on the payment date and that the participants will in turn credit their customers' accounts in accordance with their customary practices. Neither we nor the trustee will be responsible for making any payments to participants or customers of participants or for maintaining any records relating to the holdings of or payments to participants and their customers, and you will have to rely on the procedures of the depositary and its participants.

        Global securities are generally not transferable. Physical certificates will be issued to beneficial owners in lieu of a global security only in the special circumstances described in the sixth paragraph under the heading "Legal Ownership of Debt Securities—Global Securities."

Information Concerning the Trustee

        HSBC Bank USA, National Association is the trustee under the indenture. The trustee will be required to perform only those duties that are specifically set forth in the indenture, except when a default has occurred and is continuing with respect to the debt securities. After a default, the trustee must exercise the same degree of care that a prudent person would exercise under the circumstances in the conduct of her or his own affairs. Subject to these requirements, the trustee will be under no obligation to exercise any of the powers vested in it by the indenture at the request of any holder of debt securities unless the holder offers the trustee indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by exercising those powers.

Governing Law

        The debt securities, the related guarantees and the indenture will be governed by and construed in accordance with the laws of the State of New York.

TAX CONSIDERATIONS

        The applicable prospectus supplement will describe certain tax considerations in connection with the acquisition, ownership and disposal of the particular series of debt securities being offered thereby.

 PLAN OF DISTRIBUTION

        We may sell the debt securities through agents, underwriters, dealers or directly to purchasers, through any combination of the foregoing methods or through any other method permitted by applicable law.

        Our agents may solicit offers to purchase the debt securities.

  •
  We will name any agent involved in offering or selling the debt securities, and any commissions that we will pay to the agent, in the applicable prospectus supplement.

  •
  Unless we indicate otherwise in the relevant prospectus supplement, our agents will act on a best efforts basis for the period of their appointment.

  •
  Our agents may be deemed to be underwriters under the Securities Act of any of our debt securities that they offer or sell.

        We may use an underwriter or underwriters in the offer or sale of the debt securities.

  •
  If we use an underwriter or underwriters, we will execute an underwriting agreement with the underwriter or underwriters at the time that we reach an agreement for the sale of the debt securities.

  •
  We will include the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in the relevant prospectus supplement.

  •
  The underwriters will use the relevant prospectus supplement to sell the debt securities.

  •
  If we use an underwriter or underwriters, the underwriter or underwriters will acquire the debt securities for their own account and may resell the debt securities in one or more transactions, including negotiated transactions. These sales will be made at a fixed price or at varying prices determined at the time of the sale.

        We may use one or more dealers to sell the debt securities.

  •
  If we use a dealer, we, as principal, will sell the debt securities to the dealer.

  •
  The dealer will then sell the debt securities to the public at varying prices that the dealer will determine at the time it sells the debt securities.

  •
  We will include the name of the dealer and the terms of our transactions with the dealer in the relevant prospectus supplement.

        We may solicit directly offers to purchase the debt securities, and we may directly sell the debt securities to institutional or other investors. We will describe the terms of our direct sales in the relevant prospectus supplement.

        We may indemnify agents, underwriters and dealers against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for, us or our subsidiaries and affiliates in the ordinary course of business.

        We may authorize our agents and underwriters to solicit offers by certain institutions to purchase the relevant securities at the public offering price under delayed delivery contracts.

  •
  If we use delayed delivery contracts, we will disclose that we are using them in the relevant prospectus supplement and will tell you when we will demand payment and delivery of the debt securities under the delayed delivery contracts.

  •
  These delayed delivery contracts will be subject only to the conditions that we set forth in the relevant prospectus supplement.

  •
  We will indicate in the relevant prospectus supplement the commission that underwriters and agents soliciting purchases of the debt securities under delayed delivery contracts will be entitled to receive.

 LEGAL MATTERS

        Certain matters of U.S. law will be passed upon for us by Mayer Brown International LLP and for the agents or underwriters by Morrison & Foerster LLP. Morrison & Foerster LLP has performed and from time to time performs legal services for us and our subsidiaries and affiliates.

EXPERTS

        The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in the Report of Novartis Management on Internal Control Over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2019 have been so incorporated in reliance on the report of PricewaterhouseCoopers AG, Switzerland, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. PricewaterhouseCoopers AG is a member of EXPERTsuisse—Swiss Expert Association for Audit, Tax and Fiduciary.

 LIMITATIONS ON ENFORCEMENT OF U.S. LAWS

        Because Novartis AG is a Swiss company headquartered in Switzerland, many of our directors and executive officers (as well as certain directors, managers and executive officers of Novartis Capital Corporation), and certain experts named in this prospectus, reside outside the United States, and all or a substantial portion of our assets and the assets of such persons are located outside the United States. As a result, it may be difficult for you to serve legal process on us or our directors and executive officers (as well as certain directors, managers and executive officers of Novartis Capital Corporation) or have any of them appear in a U.S. court. In addition, U.S. investors may find it difficult in a lawsuit based on the civil liability provisions of the U.S. federal securities laws to enforce in U.S. courts or outside the U.S. judgments obtained against those persons in U.S. courts, to enforce in U.S. courts judgments obtained against those persons in courts in jurisdictions outside the U.S., or to enforce against those persons in Switzerland, whether in original actions or in actions for the enforcement of judgments of U.S. courts, civil liabilities based solely upon the U.S. federal securities laws. In addition, awards for punitive damages in actions brought in the United States or elsewhere may be unenforceable in Switzerland.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.    Indemnification of Directors and Officers

Novartis AG

        Under Swiss law, directors and senior officers acting in violation of their statutory duties—whether dealing with bona fide third parties or performing any other acts on behalf of the corporation—may become liable to the corporation, its shareholders and (in bankruptcy) its creditors for damages. The directors' liability is joint and several but only to the extent the damage is attributable to each director based on wilful or negligent violation of duty. If the board of directors lawfully delegated the power to carry out day-to-day management to a different corporate body, such as the executive board, the board of directors is not vicariously liable for the acts of the members of the executive board. Instead, the directors can be held liable for their failure to properly select, instruct or supervise the executive board members. If directors and officers enter into a transaction on behalf of the corporation with bona fide third parties in violation of their statutory duties, the transaction is nevertheless valid as long as it is not excluded by the corporation's business purpose.

        Under Swiss law, a corporation may indemnify a director or officer of the corporation against losses and expenses (unless arising from his gross negligence or wilful misconduct), including attorney's fees, judgments, fines and settlement amounts actually and reasonably incurred in a civil or criminal action, suit or proceeding by reason of having been the representative of or serving at the request of the corporation.

        Novartis AG's articles of incorporation do not contain provisions regarding the indemnification of directors and officers but according to general principles of Swiss employment law, an employer may, under certain circumstances, be required to indemnify an employee against losses and expenses incurred by him in the execution of his duties under the employment agreement, unless the losses and expenses arise from the employee's gross negligence or wilful misconduct.

        We currently maintain directors' and officers' insurance for our directors and officers as well as officers and directors of certain of our subsidiaries.

Novartis Capital Corporation

        Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers, as well as other employees and individuals, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person was or is made a party by reason of such person being or having been a director or officer of such corporation. The statute provides that it is not exclusive of other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise.

        Article VIII of the Certificate of Incorporation and Section 4 of Article VIII of the By-Laws of Novartis Capital Corporation currently provide that Novartis Capital Corporation will indemnify directors and officers to the extent permitted by law. Under the by-laws, the directors and officers of Novartis Capital Corporation are indemnified, to the extent permitted by law and subject to certain limitations, against all costs reasonably incurred by any such director or officer in an action or proceeding to which he or she was made a party by reason of being an officer and/or director of (a) Novartis Capital Corporation or (b) if at Novartis Capital Corporation's request, an organization of which it is a shareholder or creditor.

Item 9.    Exhibits

Exhibit No.	Description of Document
1.1	Form of Underwriting Agreement

4.1	Indenture, dated February 10, 2009 among Novartis Capital Corporation, Novartis Securities Investment Ltd. and Novartis Finance S.A., as issuers, Novartis AG, as guarantor, and HSBC Bank USA, National Association, as trustee (incorporated by reference to Exhibit 4.1 of the Registrants' Registration Statement on Form F-3 (File Nos. 333-207004, 333-207004-01 and 333-207004-02), filed with the Securities and Exchange Commission on September 18, 2015)

4.2	Form of Guaranteed Debt Security

5.1	Opinion of Mayer Brown International LLP, special U.S. counsel to Novartis AG and Novartis Capital Corporation

5.2	Opinion of Bär & Karrer AG, special Swiss counsel to Novartis AG

23.1	Consent of Mayer Brown International LLP (included in Exhibit 5.1)

23.2	Consent of Bär & Karrer AG (included in Exhibit 5.2)

23.3	Consent of PricewaterhouseCoopers AG

24.1	Powers of Attorney (included on the signature pages of this registration statement)

25.1	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of HSBC Bank USA, National Association

Item 10.    Undertakings

        (a)   The undersigned Registrants hereby undertake:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

  provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by Novartis AG pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   In the case of Novartis AG, to file a post-effective amendment to this registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided, that Novartis AG includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A. of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by Novartis AG pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

          (5)   That, for the purpose of determining liability under the Securities Act to any purchaser:

              (i)  Each prospectus filed by the Registrants pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

             (ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of this registration statement relating to the securities in this registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.

          (6)   That, for the purpose of determining liability of the Registrants under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrants undertake that in a primary offering of securities of the undersigned Registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of the undersigned Registrants relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrants or used or referred to by the undersigned Registrants;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrants or their securities provided by or on behalf of the undersigned Registrants; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned Registrants to the purchaser.

        (b)   The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of Novartis AG's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

INDEX TO EXHIBITS

Exhibit No.	Description of Document
1.1	Form of Underwriting Agreement

4.1	Indenture, dated February 10, 2009 among Novartis Capital Corporation, Novartis Securities Investment Ltd. and Novartis Finance S.A., as issuers, Novartis AG, as guarantor, and HSBC Bank USA, National Association, as trustee (incorporated by reference to Exhibit 4.1 of the Registrants' Registration Statement on Form F-3 (File Nos. 333-207004, 333-207004-01 and 333-207004-02), filed with the Securities and Exchange Comission on September 18, 2015)

4.2	Form of Guaranteed Debt Security

5.1	Opinion of Mayer Brown International LLP, special U.S. counsel to Novartis AG and Novartis Capital Corporation

5.2	Opinion of Bär & Karrer AG, special Swiss counsel to Novartis AG

23.1	Consent of Mayer Brown International LLP (included in Exhibit 5.1)

23.2	Consent of Bär & Karrer AG (included in Exhibit 5.2)

23.3	Consent of PricewaterhouseCoopers AG

24.1	Powers of Attorney (included on the signature pages of this registration statement)

25.1	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of HSBC Bank USA, National Association

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant, Novartis AG, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Basel, on the 30th day of January, 2020.

Novartis AG
By:	/s/ VASANT NARASIMHAN, M.D.
	Name:	Vasant Narasimhan, M.D.
	Title:	Chief Executive Officer
By:	/s/ HARRY KIRSCH
	Name:	Harry Kirsch
	Title:	Chief Financial Officer

        Each person whose signature appears below hereby constitutes and appoints Vasant Narasimhan, M.D., Harry Kirsch, Shannon Thyme Klinger, Sid Kaul, Christian Rehm, Ph.D. and Daniel Weiss, jointly and severally, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, and supplements to this Registration Statement on Form F-3 (and any and all additional registration statements, including registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ VASANT NARASIMHAN, M.D. Vasant Narasimhan, M.D.	Chief Executive Officer (principal executive officer)	January 30, 2020
/s/ HARRY KIRSCH Harry Kirsch	Chief Financial Officer (principal financial and accounting officer)	January 30, 2020
/s/ JOERG REINHARDT, PH.D. Joerg Reinhardt, Ph.D.	Chairman of the Board of Directors	January 30, 2020

Signature	Title	Date

/s/ ENRICO VANNI, PH.D. Enrico Vanni, Ph.D.	Vice Chairman of the Board of Directors	January 30, 2020
/s/ NANCY C. ANDREWS, PH.D. Nancy C. Andrews, PH.D.	Director	January 30, 2020
/s/ TON BUECHNER Ton Buechner	Director	January 30, 2020
/s/ PATRICE BULA Patrice Bula	Director	January 30, 2020
/s/ SRIKANT DATAR, PH.D. Srikant Datar, Ph.D.	Director	January 30, 2020
/s/ ELIZABETH DOHERTY Elizabeth Doherty	Director	January 30, 2020
/s/ ANN FUDGE Ann Fudge	Director	January 30, 2020
/s/ FRANS VAN HOUTEN Frans van Houten	Director	January 30, 2020
/s/ ANDREAS VON PLANTA, PH.D. Andreas von Planta, Ph.D.	Director	January 30, 2020
/s/ CHARLES L. SAWYERS, M.D. Charles L. Sawyers, M.D.	Director	January 30, 2020
/s/ WILLIAM T. WINTERS William T. Winters	Director	January 30, 2020
/s/ DAVID HELLMUTH David Hellmuth	Authorized U.S. Representative	January 30, 2020

        Pursuant to the requirements of the Securities Act of 1933, the registrant, Novartis Capital Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Basel, on the 30th day of January, 2020.

Novartis Capital Corporation
By:	/s/ UWE BOESL
	Name:	Uwe Boesl
	Title:	Director, President and Treasurer (principal executive officer and principal financial and accounting officer)

        Each person whose signature appears below hereby constitutes and appoints Vasant Narasimhan, M.D., Harry Kirsch, Shannon Thyme Klinger, Sid Kaul, Christian Rehm, Ph.D. and Daniel Weiss, jointly and severally, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, and supplements to this Registration Statement on Form F-3 (and any and all additional registration statements, including registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DANIEL WEISS Daniel Weiss	Chairman of the Board of Directors	January 30, 2020
/s/ UWE BOESL Uwe Boesl	Director, President and Treasurer (principal executive officer and principal financial and accounting officer)	January 30, 2020